UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2006
TRANSCONTINENTAL GAS PIPE LINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		74-1079400
(State or other jurisdiction	001-07584	(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification No.)

2800 Post Oak Boulevard
Houston, Texas
(Address of principal executive		77056
offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 215-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events
     Transcontinental Gas Pipe Line Company (the “Company”) has been defending a lawsuit filed by a producer seeking indemnification for royalty payments made to a third party. The producer claimed damages, including interest calculated through December 31, 2005 of approximately $11 million. The Louisiana Court of Appeals affirmed the Trial Court’s judgment that did not require us to make any additional payments, and the producer sought to have the case reviewed by the Louisiana Supreme Court. On April 3, 2006, the Company learned that the Louisiana Supreme Court denied the producer’s request on March 31, 2006. As a result, the Company expects to reverse a reserve of approximately $7 million in its first quarter 2006 financial statements.
     Further, on April 4, 2006, Moody’s Investors Service (“Moody’s”) placed The Williams Companies, Inc. (“Williams”), the indirect corporate parent of the Company, under review for possible upgrade of its long term debt ratings. Moody’s indicated that it expects to conclude the review in June.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

By:	/s/ Brian K. Shore

Name:	Brian K. Shore
Title:	Corporate Secretary
Dated: April 6, 2006

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